Exhibit 10.17

SWISSINSO HOLDING INC.

OUTSIDE DIRECTORS’ AGREEMENT

THIS OUTSIDE DIRECTORS’ AGREEMENT (the “Agreement”) is executed and entered into effective as of _____________, 2009 (the “Effective Date”) by and between SwissINSO Holding Inc., a Delaware corporation with offices at 590 Madison Avenue, 21st Floor, New York, New York 10022 (the “Company”), and _________________, an individual with offices at _______________________________ (the “Director”).

WHEREAS, the Company has requested that Director serve on its Board of Directors as an independent director;

WHEREAS, in order to induce Director to serve on the Board, the Company has agreed to pay Director the compensation set forth below and to obligate itself contractually to indemnify Director to the fullest extent permitted by applicable law; and

WHEREAS, Director has agreed to serve on the Board in consideration of the foregoing.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Director hereby covenant and agree as follows:

1. Service By Director; Duties; Fiduciary Duty.  Director agrees to serve as a member of the Board of Directors of the Company (the “Board”) during the term of this Agreement (the “Term”).  Notwithstanding the foregoing, Director may at any time and for any reason resign as a member of the Board, subject to the provisions of this Agreement and any contractual or other obligation imposed by operation of law.  As an independent member of the Board, Director shall use his best efforts to perform the duties commonly incident to the office, including, without limitation, attending or otherwise participating in all regular and special meetings of the Board; reviewing the performance of the officers of the Company; making himself reasonably available for consultation with the officers of the Company immediately before and after Board meetings, as needed; advising the Company in development and implementation of its strategic development and business plans; assisting the Company in the development of its capitalization plan; and doing all other things reasonably requested by the Board in order to advance the business and economic interests of the Company and its shareholders.  Director acknowledges and agrees that, in his capacity as a member of the Board, he has a fiduciary duty to the Company and its shareholders.  Accordingly, Director agrees to use his best efforts to refrain from and avoid any action or activity that would constitute or be likely to create a conflict of interest with respect to his duties to the Company or a breach of his fiduciary duty to the Company and its shareholders.  Director further covenants and agrees to use his best efforts to comply with and abide by all policies, procedures, guidelines and governing principles as may be adopted by the Board from time to time, to serve the Company faithfully and to the best of his ability and to devote that amount of time, attention and effort to the Company which is reasonably necessary in order to satisfy the requirements of the Board.

2. Term.  This Agreement shall be effective as of the Effective Date and shall continue for a period of one (1) year thereafter (the “Term”), terminating on the first anniversary of the Effective Date (the “Termination Date”).  This Agreement will terminate automatically without the necessity of further notice or action of any kind upon the Termination Date, or earlier upon Director’s resignation or removal from the Board for any reason.  Following the expiration of the Term, Director may be elected to serve on the Board for additional terms, subject to the approval of the shareholders of the Company, and in such event, it is anticipated that the Company will enter into a new agreement with Director.

3. Director’s Fee; Options; Expenses.  The Company shall pay Director an annual director’s fee in the  amount of  $24,000, payable in equal monthly installments in advance on or before the first day of each month throughout the Term.  The Company shall also grant to Director a non-qualified stock option (the “Option”) under a Stock Incentive Plan to be adopted by the Company to purchase 300,000 shares (the “Option Shares”) of the Company’s common stock (the “Common Stock”) at an exercise price equal to the closing selling price of the Common Stock on the date of grant.  The terms and conditions of the Option shall be set forth in a separate Stock Option Agreement to be provided by the Company.  The Option Shares shall vest as follows: 100,000 shares on the date of grant, 66,667 shares on the first anniversary of the date of grant, 66,667 shares on the second anniversary of the date of grant and 66,666 shares on the third anniversary of the date of grant, assuming that Director is still a member of the Board on each of such dates.  The Company will also reimburse Director promptly for all reasonable, pre-approved business expenses reasonably incurred by Director in the pursuit and furtherance of the Company’s business.  Such expenses shall be reimbursed only upon presentation to the Company of appropriate documentation substantiating such expense.

4. Protection of Company Property.  Director recognizes and acknowledges that he will have access to Confidential Information (as defined below) relating to the business of the Company or of persons with whom the Company may have business relationships.  Except as permitted herein or as may be approved by the Company from time to time, Director will not, during the Term or at any time thereafter, use, disclose or permit to be known by any other person or entity any Confidential Information of the Company (except as required by applicable law or in connection with the performance of Director’s duties and responsibilities hereunder).  If Director is requested or becomes legally compelled to disclose any of the Confidential Information, he will give prompt notice of such request or legal compulsion to the Company.  The term “Confidential Information” means information relating to the Company’s business affairs, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, vendor and supplier lists, employee lists, employment agreements (other than this Agreement), personnel policies, the substance of agreements with customers, suppliers and others, marketing arrangements, customer lists, commercial arrangements, or any other information relating to the Company’s business that is not generally known to the public or to actual or potential competitors of the Company (other than through a breach of this Agreement).  This obligation shall continue until such Confidential Information becomes publicly available, other than pursuant to a breach of this Section 4 by Director, regardless of whether Director continues to be employed by the Company.

5. Indemnification; D&O Insurance.  The Company shall indemnify Director to the fullest extent permitted under, and otherwise in accordance with the provisions of, Section 145 of the General Corporation Law of the State of Delaware in effect on the Effective Date or as such laws may from time to time be amended.  The Company shall at all times during the Term of this Agreement maintain a standard policy of D&O insurance covering the actions of the Board, including those of Director, on behalf of the Company, in an amount to be determined by the Board.

6. General Provisions.

6.1 Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

6.2 Severability.  If any provision of this Agreement (or any portion thereof) is held to be invalid, illegal or unenforceable for any reason whatever, such provision shall be limited or modified in its application to the minimum extent necessary to avoid the invalidity, illegality or unenforceability of such provision, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision (or portion thereof) held invalid, illegal or unenforceable.

6.3 Notices.  Any notice or other communication in connection with this Agreement may be made and is deemed to be given as follows: (i) if in writing and delivered in person or by courier, on the date when it is delivered; or (ii) if sent by certified or registered mail or the equivalent (return receipt requested), on the date such mail is delivered.  Any such notice or communication given pursuant to this section shall be addressed to the intended recipient at its or his  address (which may be changed by either party at any time) specified at the beginning of this Agreement.

6.4 Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles thereof.  Venue for any suit or action to enforce or interpret this Agreement shall lie exclusively in the State and Federal courts of Delaware.

6.5 Attorney Fees.  If any suit or action is instituted to enforce or interpret this Agreement, the prevailing party shall be entitled, in addition to the cost of disbursements otherwise allowed by law, such sum as the court or arbitrator may adjudge reasonable attorneys’ fees in such suit or action.

6.6 Entire Agreement.  This Agreement constitutes the entire agreement of the parties as it relates to the subject matter hereof and hereby supersedes all other agreements and understandings of the parties relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SWISSINSO HOLDING INC.

By:______________________________
Yves Ducommun
Chief Executive Officer

DIRECTOR

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